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                                                                    Exhibit 21.1

Earth Sciences, Inc.
Listing of Subsidiaries

                                        BENEFICIAL
NAME                                    PERCENTAGE OWNERSHIP           DESCRIPTION
-------------------------------------------------------------------------------------------------------------

Domestic Corporations and Entities
----------------------------------
ESI Chemicals, Inc. -                        100%                      a dormant Colorado corporation
ESI Minerals, Inc. -                         100%                      a dormant Colorado corporation
ADA Environmental Solutions LLC               83% of assets            a Colorado limited liability company
                                              51% of profits
                                                  and losses
Foreign Corporations and Entities
---------------------------------
ESI Resources Limited -                      100%                      an Alberta, Canada private corporation
Earth Sciences Extraction Company            100%                      an Alberta, Canada registered
limited partnership 389337 Alberta Corp.     100%                      an Alberta, Canada private corporation
Recursos Minerales VENESI C.A. -             100%                      a Venezuelan private corporation
Minera Antabari C.A.                          83%                      a Venezuelan private corporation
Recursos Minerales ESIGEO C.A.                83%                      a Venezuelan private corporation
Recursos Minerales Apicharai C.A.             83%                      a Venezuelan private corporation
Recursos Minerales Manaima C.A.               83%                      a Venezuelan private corporation
Recursos Minerales Mancai C.A.                83%                      a Venezuelan private corporation
Recursos Minerales Cudiez C.A.                83%                      a Venezuelan private corporation
Proyectos Y Asesorias GEO C.A.                67%                      a Venezuelan private corporation



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